EXHIBIT (j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 83 to Registration Statement No. 2-27962 on Form N-1A of Eaton Vance Special Investment Trust (the "Trust") of our reports dated February 17, 2006 and November 20, 2006, relating to the financial statements and supplementary data of Large-Cap Growth Portfolio and SMID-Cap Portfolio (formerly Small-Cap Portfolio) appearing in the Annual Reports on Form N-CSR of each Portfolio for the year ended December 31, 2005 and September 30, 2006, respectively, and of our report dated March 6, 2006, relating to the financial statements of International Equity Portfolio for the period ended March 3, 2006 and to the references to us under the headings “Other Service Providers-Independent Registered Public Accounting Firm” and "Financial Statements" in the Statement of Additional Information of Eaton Vance Equity Asset Allocation Fund, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP December 27, 2006 Boston, Massachusetts